Exhibit 99.1

M/I Homes Reports
First Quarter Results

Columbus, Ohio (April 24, 2014) - M/I Homes, Inc. (NYSE:MHO) announced results for the first quarter ended March 31, 2014.

2014 First Quarter Highlights:

•	Pre-tax income of $12.5 million - a 156% increase over 2013’s first quarter

•	Net income of $12.6 million, including a $5.3 million benefit from the reversal of a portion of our state deferred tax asset valuation allowance

•	Diluted earnings per share of $0.41 ($0.23 per share excluding the impact of the state deferred tax valuation allowance reversal)

•	Homes delivered increased 18%; New contracts declined 6%

•	Backlog sales value and units increased 24% and 10%, respectively

•	Cash balance of $101 million

•	Net debt to net capital ratio of 39%

For the first quarter, the Company reported net income of $12.6 million, or $0.41 per diluted share. Excluding the reversal of $5.3 million of our state deferred tax asset valuation allowance, the Company’s net income totaled $7.3 million or $0.23 per diluted share. This compares to $4.6 million, or $0.11 per share during the first quarter of 2013.

Homes delivered in the first quarter were 737, an increase of 18% from the 627 reported for the same period of 2013. New contracts for the first quarter were 982, a 6% decrease from the 1,047 recorded in 2013's first quarter. The backlog of homes at March 31, 2014 had a total sales value of $496 million, a 24% increase over a year-ago, with backlog units of 1,525 and an average sales price of $326,000. At March 31, 2013 backlog sales value was $401 million, with backlog units of 1,385 and an average sales price of $290,000. M/I Homes had 158 active communities at March 31, 2014 compared to 135 at March 31, 2013 and 157 at December 31, 2013. The Company's cancellation rate was 16% in the first quarter of 2014 compared to 15% in 2013's first quarter.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “We had a very solid first quarter highlighted by an 18% increase in homes delivered, 23% growth in revenue, 156% improvement in pre-tax income and our gross margin improving to 21.7%, a 180 basis point increase over the fourth quarter of 2013. At the same time, our results were a bit mixed, with new contracts declining by 6%, in part due to unusually harsh winter weather conditions, but also due to a softer than expected start to the spring selling season.”

Mr. Schottenstein continued, “Our financial condition is strong, with cash of $101 million at the end of the quarter, shareholders' equity of $507 million, net debt to net capital at 39%, and no outstanding borrowings under our $200 million credit facility. Looking ahead, with the strength of our backlog and planned new community openings, we are poised to have a very solid 2014. We remain focused on increasing our profitability, continuing to grow our market share and investing in attractive land opportunities.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. Eastern Time. To listen to the call live, log on to the M/I Homes' website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.” A replay of the call will continue to be available on our website through April 2015.

M/I Homes, Inc. is one of the nation's leading builders of single-family homes, having delivered over 87,400 homes. The Company's homes are marketed and sold under the trade names M/I Homes, Showcase Collection (exclusively by M/I), and Triumph Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Austin, Dallas/Ft Worth, Houston and San Antonio, Texas; Charlotte and Raleigh, North Carolina; and the Virginia and Maryland suburbs of Washington, D.C.

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors, including, without limitation, factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company's Annual Report on Form 10-K for the year ended December 31, 2013, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

In this press release, we use adjusted EBITDA, a non-GAAP financial measure. Please see the “Non-GAAP Financial Results / Reconciliation” table below.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Kevin C. Hake, Senior Vice President, Treasurer (614) 418-8227
Ann Marie W. Hunker, Vice President, Controller, (614) 418-8225

M/I Homes, Inc. and Subsidiaries
Summary Operating Results (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2014	2013
New contracts	982	1,047
Average community count	158	133
Cancellation rate	16%	15%
Backlog units	1,525	1,385
Backlog value	$496,428	$401,186
Homes delivered	737	627
Average home closing price	$299	$284

Homebuilding revenue:
Housing revenue	$220,710	$177,790
Land revenue	6,266	4,527
Total homebuilding revenue	$226,976	$182,317

Financial services revenue	7,865	8,410

Total revenue	$234,841	$190,727

Cost of sales - operations	183,964	151,513
Cost of sales - impairment	—	900
Gross margin	50,877	38,314
General and administrative expense	18,315	15,979
Selling expense	15,969	13,109
Operating income	16,593	9,226
Income from unconsolidated joint ventures	(62)	—
Interest expense	4,170	4,340
Income before income taxes	12,485	4,886
(Benefit) provision for income taxes	(147)	299
Net income	$12,632	$4,587
Excess of fair value over book value of preferred shares redeemed	$—	$2,190
Preferred dividends	$1,219	$—
Net income to common shareholders	$11,413	$2,397

Earnings per share:
Basic	$0.47	$0.11
Diluted	$0.41	$0.11

Weighted average shares outstanding:
Basic	24,417	22,273
Diluted	29,870	22,688

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share amounts)

	As of
	March 31,
	2014	2013
Assets:
Total cash and cash equivalents(1)	$100,911	$272,551
Mortgage loans held for sale	55,750	57,721
Inventory:
Lots, land and land development	337,137	255,934
Land held for sale	3,623	8,591
Homes under construction	325,439	245,074
Other inventory	57,428	68,041
Total inventory	$723,627	$577,640

Property and equipment - net	10,506	9,994
Investments in unconsolidated joint ventures	44,847	22,275
Deferred income taxes, net of valuation allowance(2)	111,214	—
Other assets	38,048	28,471
Total Assets	$1,084,903	$968,652

Liabilities:
Debt - Homebuilding Operations:
Senior notes	$228,169	$227,770
Convertible senior subordinated notes due 2017	57,500	57,500
Convertible senior subordinated notes due 2018	86,250	86,250
Preferred stock - subject to redemption	—	50,352
Notes payable - other	7,757	10,316
Total Debt - Homebuilding Operations	$379,676	$432,188

Note payable bank - financial services operations	51,532	53,126
Total Debt	$431,208	$485,314

Accounts payable	71,376	57,071
Other liabilities	75,728	81,266
Total Liabilities	$578,312	$623,651

Shareholders' Equity	506,591	345,001
Total Liabilities and Shareholders' Equity	$1,084,903	$968,652

Book value per common share	$18.66	$12.20
Net debt/net capital ratio(3)	39%	38%

(1)	2014 and 2013 amounts include $11.6 million and $9.5 million of restricted cash and cash held in escrow, respectively.

(2)	2014 and 2013 amounts include gross deferred tax assets of $115.2 million and $134.0 million, respectively, net of valuation allowances of $4.0 million and $134.0 million, respectively.

(3)	Net debt/net capital ratio is calculated as total debt minus total cash and cash equivalents, divided by the sum of total debt minus total cash and cash equivalents plus shareholders' equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended
	March 31,
	2014	2013
Adjusted EBITDA(1)	$22,176	$16,026

Cash flow (used in) provided by operating activities	$(2,103)	$8,558
Cash used in investing activities	$(8,879)	$(12,702)
Cash (used in) provided by financing activities	$(28,383)	$121,703

Land/lot purchases	$53,003	$44,381
Land development spending	$17,530	$15,728
Land gross margin	$1,321	$991

Financial services pre-tax income	$4,711	$5,137

Deferred tax expense	$5,024	$1,788
Deferred tax asset valuation benefit	$(5,327)	$(1,788)

(1)	See "Non-GAAP Financial Results / Reconciliation" table below.

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Results / Reconciliation
(Dollars in thousands)

	Three Months Ended
	March 31,
	2014	2013
Net income	$12,632	$4,587
Add:
(Benefit) provision for income taxes	(147)	299
Interest expense net of interest income	3,777	4,055
Interest amortized to cost of sales	3,108	3,528
Depreciation and amortization	1,912	2,138
Non-cash charges	894	1,419
Adjusted EBITDA	$22,176	$16,026

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

NEW CONTRACTS
	Three Months Ended
	March 31,
			%
Region	2014	2013	Change
Midwest	374	349	7%
Southern	336	378	(11)%
Mid-Atlantic	272	320	(15)%
Total	982	1,047	(6)%

HOMES DELIVERED
	Three Months Ended
	March 31,
			%
Region	2014	2013	Change
Midwest	259	232	12%
Southern	275	191	44%
Mid-Atlantic	203	204	—%
Total	737	627	18%

BACKLOG
	March 31, 2014			March 31, 2013
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price
Midwest	660	$209	$317,000	535	$144	$270,000
Southern	510	$169	$331,000	528	$148	$280,000
Mid-Atlantic	355	$118	$334,000	322	$109	$339,000
Total	1,525	$496	$326,000	1,385	$401	$290,000

LAND POSITION SUMMARY
	March 31, 2014			March 31, 2013
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total
Midwest	3,532	2,609	6,141	3,078	2,989	6,067
Southern	4,823	4,306	9,129	2,693	3,800	6,493
Mid-Atlantic	2,287	3,408	5,695	1,685	2,124	3,809
Total	10,642	10,323	20,965	7,456	8,913	16,369